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                                                            Exhibit (10)(n)(ii)

                                                          Exhibit A

             ADDENDUM TO STOCK OPTION AGREEMENT
       POTLATCH CORPORATION 1995 STOCK INCENTIVE PLAN

Name of Employee: _______________________________________________

1. Date of Grant: _______________________________________________

2. Exercise Price: $________ per share, which is agreed to be one hundred percent (100%) of the Fair Market Value of the common stock subject to the Option on the Date of Grant.

3. The number of Shares subject to this Stock Option Agreement is _____________, subject to adjustment as provided in Section 13 of the Plan and Paragraph 6 of this Stock Option Agreement

4. This Option is (check one):

   __  An Incentive Stock Option

   __ A Nonqualified Stock Option

5. The Vesting Schedule for this Option is (check one):

   __ The schedule specified in Paragraph 3 of the Stock Option Agreement except that no exercise or call will be permitted for a fractional Share.

   __ As follows:

The document entitled Stock Option Agreement - Potlatch Corporation 1995 Stock Incentive Plan is incorporated by this reference into this addendum.

        IN WITNESS WHEREOF, the Corporation has caused this addendum to the stock option agreement to be executed on its behalf by its duly authorized representative and the Employee has executed the same on the date indicated below.

                                   POTLATCH CORPORATION

Date:____________________        By_________________________________
                                  Vice President Employee Relations

Date:____________________        By_________________________________
                                   Employee

                                                 effective 12/05/96

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